Exhibit 10.5

AMENDMENT NO. 3 TO AMENDED AND RESTATED

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 (this “Amendment”) is entered into as of March 31, 2011, by and among SPARTON CORPORATION, a corporation organized under the laws of the State of Ohio (“Sparton”), SPARTON ELECTRONICS FLORIDA, INC., a corporation organized under the laws of the State of Florida (“Sparton Florida”), SPARTRONICS, INC., a corporation organized under the laws of the State of Michigan (“Spartronics”), SPARTON MEDICAL SYSTEMS, INC., a corporation organized under the laws of the State of Michigan (“Sparton Medical”), SPARTRONICS VIETNAM CO., LTD, a corporation organized under the laws of Vietnam (“Spartronics Vietnam”), SPARTON TECHNOLOGY, INC., a corporation organized under the laws of New Mexico (“Sparton Technology”), SPARTON OF CANADA, LIMITED, a Canadian corporation (“Sparton Canada”), SPARTON MEDICAL SYSTEMS COLORADO, LLC, a limited liability company organized under the laws of the State of Colorado (“Sparton Medical Colorado”), SPARTON BP MEDICAL DENVER, LLC, a limited liability company organized under the laws of the State of Delaware (“Sparton BP”) (Sparton, Sparton Florida, Spartronics, Sparton Medical, Sparton Vietnam, Sparton Technology, Sparton Canada, Sparton Medical Colorado, and Sparton BP are each a “Borrower”, and collectively the “Borrowers”), PNC BANK, NATIONAL ASSOCIATION, (“PNC”), the various financial institutions named therein or which hereafter become a party thereto, (together with PNC, collectively, “Lenders”) and PNC, as agent for the Lenders (in such capacity, “Agent”).

BACKGROUND

WHEREAS, Borrowers other than Sparton BP (the “Existing Borrowers”), Agent, and Lenders are parties to an Amended and Restated Revolving Credit and Security Agreement dated as of August 14, 2009, as amended by Amendment No. 1 to Amended and Restated Revolving Credit and Security Agreement dated as of August 6, 2010, and Amendment No. 2 to Amended and Restated Revolving Credit and Security Agreement dated as of March 2, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

WHEREAS, Sparton BP is a wholly-owned subsidiary of Sparton.

WHEREAS, Sparton BP has acquired substantially all the assets of Byers Peak Incorporated, a Colorado corporation, in accordance with the Byers Peak Acquisition Documents (defined below).

WHEREAS, Sparton BP wishes to request and receive Advances under the Loan Agreement as set forth therein and, as a result of the foregoing and pursuant to the definition of “Borrowers” in the Loan Agreement, Sparton BP is required to become a Borrower and a joint and several co-obligor with the Borrowers under the Loan Agreement and the Other Documents.

WHEREAS, Borrowers and Sparton BP desire for Sparton BP to become a Borrower under the Loan Agreement, a Grantor under the Pledge Agreement dated as of August 14, 2009 among the Existing Borrowers and Agent (the “Pledge Agreement”), and a Grantor under the Patent and Trademark Security Agreement dated as of August 14, 2009 among the Existing Borrowers and Agent (the “Patent and Trademark Security Agreement”).

WHEREAS, in connection with the foregoing, Borrowers have requested that Agent and Lenders amend certain provisions of the Loan Agreement and certain Other Documents as hereafter provided, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Amendments to the Loan Agreement.

(a) Section 1.2 is amended to add the following defined terms in the proper alphabetical order:

“Amendment No. 3” means that certain Amendment No. 3 to this Agreement among Agent, Lenders, and Borrowers dated as of March 31, 2011.

“Byers Peak Acquisition” means Sparton BP’s acquisition of substantially all the assets of Byers Peak Incorporated, a Colorado corporation, in accordance with the documents attached as collective Exhibit A to Amendment No. 3 (the “Byers Peak Acquisition Documents”).

(b) Section 5.6 is hereby amended to read as follows:

5.6 Entity Names. Except with respect to Sparton Medical as disclosed in its articles of incorporation, no Borrower has been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has any Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person (except for Sparton Medical Colorado with respect to the Delphi Medical Systems Acquisition and Sparton BP with respect to the Byers Peak Acquisition) during the preceding five (5) years.

(c) Section 7.1(a) of the Loan Agreement is amended to provide that the Byers Peak Acquisition is a permitted acquisition under Section 7.1(a).

(d) Section 7.4 of the Loan Agreement is amended to provide that Sparton’s acquisition of the Equity Interests of Sparton BP is a permitted investment under Section 7.4.

(e) Section 7.12 of the Loan Agreement is amended to provide that Sparton’s formation of Sparton BP as a wholly-owned Subsidiary is permitted under Section 7.12.

3. Joinder.

(a) Sparton BP is executing this Amendment in order to become a Borrower under the Loan Agreement, a Grantor under the Pledge Agreement, and a Grantor under the Patent and Trademark Security Agreement. By executing this Amendment, Sparton BP agrees that upon satisfaction of the Amendment No. 3 Conditions Precedent, it shall:

i.	become a party to the Loan Agreement, the Pledge Agreement, and the Patent and Trademark Security Agreement as if an original signatory thereto;

ii.	be bound by all of the provisions of the Loan Agreement, the Pledge Agreement, and the Patent and Trademark Security Agreement as if an original signatory thereto;

iii.	be considered a Borrower for all purposes of the Loan Agreement and have the rights and obligations of a Borrower thereunder;

iv.	be considered a Grantor for all purposes of the Pledge Agreement and have the rights and obligations of a Grantor thereunder; and

v.	be considered a Grantor for all purposes of the Patent and Trademark Security Agreement and have the rights and obligations of a Grantor thereunder.

(b) Sparton BP’s contact information for notice for purposes of Section 16.6 of the Loan Agreement is as described below its signature to this Amendment.

(c) Sparton BP:

i.	confirms that it has received a copy of the Loan Agreement, together with copies of all other documents and information as it has deemed appropriate to make its own decision to enter into this Amendment (including this Section titled “Joinder”);

ii.	agrees that it will perform in accordance with all of the obligations and comply with all of the covenants that by the terms of the Loan Agreement and Other Documents are required of it as a Borrower or Grantor thereunder;

iii.	confirms that the representations and warranties contained in the Loan Agreement and in any Other Document applicable to a Borrower are true and correct as of the date hereof with respect to Sparton BP; and

iv.	authorizes Sparton as Borrowing Agent, to act in such capacity on its behalf under the Loan Agreement.

(d) In order to confirm Sparton BP’s grant of a security interest to the Agent, for itself and the ratable benefit of each Lender, pursuant to Section 4.1 of the Loan Agreement, Section 1 of the Pledge Agreement, and the Patent and Trademark Security Agreement, to secure the payment and performance of the Obligations under the Loan Agreement, Sparton BP hereby grants and pledges to the Agent, for itself and the ratable benefit of each Lender, a continuing security interest in and a pledge of all of Sparton BP’s Collateral, whether now owned or existing or hereafter acquired or arising and wherever located.

(e) Each of the Existing Borrowers fully consents to Sparton BP becoming a Borrower.

(f) Each Borrower, including Sparton BP, confirms that it is jointly and severally liable for all Obligations under the Loan Agreement pursuant to Section 15.1 of the Loan Agreement.

(g) Notwithstanding anything herein to the contrary, before Sparton BP’s Receivables or Inventory may be included in the Formula Amount, Agent must have received a satisfactory field examination with respect to Sparton BP.

(h) Attached hereto as Exhibit B are supplements to the Schedules to the Loan Agreement to reflect the addition of Sparton BP as a new Borrower. Upon satisfaction of the Amendment No. 3 Conditions Precedent, the Loan Agreement Schedules shall be updated to include the supplements.

(i) Attached hereto as Exhibit C is an update of Schedule 1 to the Pledge Agreement to reflect the addition of Sparton BP as a new Borrower. Upon satisfaction of the Amendment No. 3 Conditions Precedent, the updated schedule shall replace Schedule 1 to the Pledge Agreement.

4. Sparton BP Perfection Certificate and Opinion of Counsel. Ordinarily Agent would require a perfection certificate and opinion of counsel regarding Sparton BP in connection with this Amendment. At Borrowers’ request, Agent agrees not to require these items now but reserves the right to request them in the future.

5. Expenses. Upon the execution of this Amendment, Borrowers must pay to Agent all costs and expenses incurred by Agent in connection with this Amendment, including reasonable attorneys’ fees of Agent’s counsel.

6. Conditions Precedent to Effectiveness of this Amendment. This Amendment is not effective until each of the following conditions precedent (the “Amendment No. 3 Conditions Precedent”) have been satisfied to Agent’s satisfaction:

(a) Agent has received fully executed copies of this Amendment and all Exhibits and related documents that require a signature, including all documents listed on the Closing Checklist attached as Exhibit D.

(b) The Byers Peak Acquisition has closed on terms and conditions satisfactory to Agent.

(c) All loan documents, including notes, security agreements, guarantees, subordination agreements, landlord waivers, financial statements, legal opinions, evidence of insurance, and other documents, are satisfactory in form and substance to Agent and its legal counsel.

7. Representations and Warranties. Each Borrower represents, warrants, and agrees that:

(a) The execution, delivery, and performance of this Amendment are within its corporate, limited liability company, or limited partnership powers, have been duly authorized, and do not violate any statute, law, regulation, or its articles of incorporation, articles of organization, by-laws, or other organizational documents, or any material agreement or undertaking to which it is a party or by which it is bound.

(b) This Amendment is a legal, valid, and binding obligation of each Borrower, enforceable against each in accordance with its terms.

(c) After giving effect to the amendments in this Amendment, the representations and warranties contained in the Loan Agreement and the Other Documents are true on and as of the date of this Amendment with the same force and effect as if made on and as of the date of this Amendment.

(d) No Default or Event of Default exists on the date of this Amendment.

(e) All Obligations are due and owing without setoff, counterclaim, or defense.

8. Effect on the Agreement.

(a) References in the Loan Agreement and the Other Documents to the Loan Agreement, the Pledge Agreement, and the Patent and Trademark Security Agreement are treated as references to the Loan Agreement, the Pledge Agreement, and the Patent and Trademark Security Agreement as amended by this Amendment. Without limiting the definition of Other Documents, this Amendment and all other agreements and documents executed in connection with it are Other Documents.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified, reaffirmed, confirmed and approved.

(c) If there is an express conflict between the terms of this Amendment and the terms of the Loan Agreement or the Other Documents, the terms of this Amendment control.

(d) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

9. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to any conflicts of laws principles thereto that would call for the application of the laws of another jurisdiction.

10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

11. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or electronic transmission in PDF format shall be deemed to be an original signature hereto.

[Signatures pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

PNC BANK, NATIONAL ASSOCIATION,
as Agent and Lender

By:	/s/ Roger Reeder
Roger Reeder, Vice President

ACKNOWLEDGED AND AGREED:

SPARTON CORPORATION

By:	/s/ Gregory A. Slome
Gregory A. Slome, Senior Vice President and
Chief Financial Officer

SPARTON ELECTRONICS FLORIDA, INC.

By:	/s/ Gregory A. Slome
Gregory A. Slome, Treasurer and Secretary

SPARTRONICS, INC.

By:	/s/ Gregory A. Slome
Gregory A. Slome, Treasurer and Secretary

SPARTON MEDICAL SYSTEMS, INC.

By:	/s/ Gregory A. Slome
Gregory A. Slome, Treasurer and Secretary

SPARTRONICS VIETNAM CO., LTD.

By:	/s/ Cary B. Wood
Cary B. Wood, General Director

SPARTON TECHNOLOGY, INC.

By:	/s/ Gregory A. Slome
Gregory A. Slome, Treasurer and Secretary

SPARTON OF CANADA, LIMITED

By:	/s/ Cary B. Wood
Cary B. Wood, President

SPARTON MEDICAL SYSTEMS COLORADO, LLC

By:	/s/ Gregory A. Slome
Gregory A. Slome, President

SPARTON BP MEDICAL DENVER, LLC, as Borrower

By:	/s/ Michael Osborne
Michael Osborne, President

Notice address:

Sparton Corporation

425 N. Martingale Road, Suite 2050

Schaumburg, Illinois 60173

Attention: Gregory A. Slome

Telephone: (847) 762-5812

Facsimile: (847) 762-5820

with a copy to:

Sparton Corporation

425 N. Martingale Road, Suite 2050

Schaumburg, Illinois 60173

Attention: Joseph S. Lerczak

Telephone: (847) 762-5816

Facsimile: (847) 762-5820

EXHIBIT A

BYERS PEAK ACQUISITION DOCUMENTS

EXHIBIT B

SUPPLEMENTS TO LOAN AGREEMENT SCHEDULES

EXHIBIT C

UPDATE TO PLEDGE AGREEMENT SCHEDULE

EXHIBIT D

CLOSING CHECKLIST